Exhibit 99.1

IDENTIV APPOINTS NINA B. SHAPIRO TO BOARD OF DIRECTORS

FREMONT, Calif., June 30, 2016 — Identiv, Inc. (NASDAQ: INVE) today announced changes to its Board of Directors. Nina B. Shapiro has joined Identiv’s Board effective as of June 28, 2016 as a Class I Director.

Ms. Shapiro has over 30 years of global experience in international finance and business development, including senior leadership and operating positions at the World Bank and its private sector arm, the International Finance Corporation (IFC), where she served as Vice President Finance and Treasurer. She has worked extensively with senior government and banking officials to open domestic markets such as China, Brazil, and the UAE. In 2010, she received the Euroweek Lifetime Achievement Award for her contributions to global capital markets. Ms. Shapiro currently serves in Board and Advisory positions for several international asset management and investment funds. Ms. Shapiro holds an MBA from Harvard Business School.

“Nina has substantial expertise and we are delighted that she is joining Identiv’s Board of Directors,” said Jim Ousley, Chairman of the Board of Identiv. “We look forward to benefiting from Nina’s wealth of experience in finance operations and building strategic networks, as well as her insights from working closely with regulators and governments and serving on company boards.”

“I’m excited to be joining the Identiv Board and working with this exceptional team,” said Ms. Shapiro. “Identiv is showing strong leadership in the secure access solutions and infrastructure markets, enabling access with government-grade security. I look forward to contributing my experience and network to Identiv’s strength and growth in the coming years.”

Effective June 29, 2016, Daniel Wenzel retired from the Board. Mr. Wenzel has served on the Board since 2010.

“I would also like to thank Daniel Wenzel for his years of service on the Board, during which he has been a key contributor, tireless advocate, and challenging driver of Identiv’s development through some of the company’s most dynamic times,” added Mr. Ousley.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “look forward”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding the benefits or contributions of any director, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the actual impact of the restructuring on the Company’s business, the Company’s ability to perform to expected sales and adjusted EBITDA expectations, the level of customer orders, the success of its dealer channels, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

About Identiv

Identiv, Inc. is the leading global player in physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE”. For more information, visit identiv.com.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com